UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 11, 2009

Plasmatech, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52633 56-2472226

(Commission File Number) (IRS Employer Identification No.)

777 N. Rainbow Blvd Suite 250 Las Vegas Nevada 89107

(Address of Principal Executive Offices) (Zip Code)

(702) 851 1330

(Registrant's Telephone Number, Including Area Code)

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On September 8, 2009 our Board of Directors dismissed Moore & Associates ("Moore") as such accountants. On the same date, September 8, 2009, the accounting firm of Kyle L. Tingle was engaged by our Board of Directors as our new independent registered public accountants. None of the reports of Moore on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our unaudited financial statements contained in its Form 10-Q for the fiscal quarter ended March 31, 2009 a going concern qualification in the registrant's unaudited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

On September 2, 2009, we were advised that on August 27, 2009 the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

We have requested that Moore furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We have been advised by Moore that it will not comply with our request.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

d) Exhibits

No.	Exhibits

16.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009

By: /s/ Marvin Williams

Name: Marvin Williams

Title: President

and Chief Executive and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1